International Battery Metals Announces Third Quarter Fiscal Year 2026

Financial Results Conference Call and Webcast

Vancouver, British Columbia & Houston, Texas -- February 19, 2026 -- International Battery Metals Ltd. (“IBAT” or the “Company”) (TSXV: IBAT) & (OTCQB: IBATF), an advanced technology provider of modular direct lithium extraction (DLE) systems, today announced it will host a conference call on Thursday, February 26, 2026 at 11:00 a.m. Eastern Time to discuss its financial and operational results for the third quarter fiscal year 2026, ended December 31, 2025.

IBAT intends to issue a press release outlining its financial results for its third quarter fiscal year 2026 after the close of trading on Wednesday, February 25, 2026. The Company's results will also be available on IBAT's website www.ibatterymetals.com/investors.

Dial-in and Webcast Information

Date/Time: Thursday, February 26, 2026 at 11:00 a.m. Eastern Time

Toll-Free (North America): +1 (800) 715-9871

Toll/International: +1 (646) 307-1963

Conference Call ID: 8716727

Webcast Link: https://app.webinar.net/P7qXNw8E52b

EasyConnect 'Dial-Me In':

Participants, visit the address https://registrations.events/easyconnect/8716727/recAHzvY1JZfBaJq0/ and enter your details. The system will dial out to you and connect you into the conference. You do not need to pre-register for this service.

Replay Information

Toll-Free (North America) +1 (800) 770-2030

Toll/International: +1(609) 800-9909

Conference Call ID: 8716727

Expiration: Replay will expire on Thursday, March 12, 2026 11:59 PM CST

Management will conduct a live Q&A after its prepared remarks, but to help ensure investor questions are addressed, shareholders are encouraged to email questions to IBAT@haydenir.com by 5:00 p.m. Eastern Time on Monday, February 23, 2026.

About International Battery Metals Ltd.

International Battery Metals Ltd. is a direct lithium extraction technology company focused on advancing the development of lithium from brine resources. The Company delivers a proprietary DLE process through a modular plant design and architecture built around its media and column systems. Depending on customer requirements, IBAT integrates its DLE process into existing customer flowsheets or specifications or delivers a full flowsheet solution using its proprietary DLE design in conjunction with strategic partnerships. With operational field deployment experience, International Battery Metals is positioned to support the next phase of lithium project development as global battery demand continues to expand. The Company is headquartered in Houston, Texas. For more information, click here

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com